Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

August 31, 2005

Aggregate Note Amount	Aggregate Note Amount
Original	800,000,000.00

Note Balance @ 7/31/05	643,972,058.43
Principal distributable amount	23,376,084.80

Note Balance @ 8/31/05	620,595,973.63

Note Amount	Class A-1 Note Amount
Original	168,000,000.00

Note Balance @ 7/31/05	11,972,058.43
Principal distributable amount	11,972,058.43

Note Balance @ 8/31/05	0.00

Note Amount	Class A-2 Note Amount
Original	190,000,000.00

Note Balance @ 7/31/05	190,000,000.00
Principal distributable amount	10,791,480.62

Note Balance @ 8/31/05	179,208,519.38

Note Amount	Class A-3 Note Amount
Original	252,000,000.00

Note Balance @ 7/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 8/31/05	252,000,000.00

Note Amount	Class A-4 Note Amount
Original	157,675,000.00

Note Balance @ 7/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 8/31/05	157,675,000.00

Note Amount	Class B Note Amount
Original	32,325,000.00

Note Balance @ 7/31/05	32,325,000.00
Principal distributable amount	612,545.75

Note Balance @ 8/31/05	31,712,454.25

Distributable Amounts	Total
Interest Distributable Amount	1,890,937.69
Principal Distributable Amount	23,376,084.80

Total	25,267,022.49

Distributable Amounts	Class A-1
Interest Distributable Amount	28,659.78
Principal Distributable Amount	11,972,058.43

Total	12,000,718.21

Distributable Amounts	Class A-2
Interest Distributable Amount	514,583.33
Principal Distributable Amount	10,791,480.62

Total	11,306,063.95

Distributable Amounts	Class A-3
Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

Distributable Amounts	Class A-4
Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

Distributable Amounts	Class B
Interest Distributable Amount	102,362.50
Principal Distributable Amount	612,545.75

Total	714,908.25

Note Factors		Series A-1	Series A-2

	8/31/2005	0.0000000%	94.3202734%

Note Factors		Series A-3	Series A-4
	8/31/2005	100.0000000%	100.0000000%

Note Factors		Series B
	8/31/2005	98.1050402%

Pool Data		$	#
Original Pool Balance		808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05		202,867,922.66	10,428
Pool Balance at 7/31/05		663,069,684.92	39,560
Principal Payments		22,406,772.80	638
Defaulted Receivables		873,248.58	51
Pool Balance at 8/31/05		639,789,663.54	38,871
Overcollateralization Target Amount		19,193,689.91
Recoveries		577,391.64

Weighted Average APR		6.73%
Weighted Average Remaining Term		52.26

		Aggregate Net Losses	Net Loss Ratio
June		308,348.06	0.52%
July		393,830.33	0.69%
August		295,856.94	0.54%
Average Net Loss Ratio			0.58%

Noteholders’ First Priority Principal Distributable Amount		0.00

Noteholders’ First Priority Principal Distributable Amount		0.00

Account Balances	Advance	Reserve Fund
Balance as of 7/31/05	77,229.08	11,229,055.12
Balance as of 8/31/05	82,141.48	11,258,331.84
Change	4,912.40	29,276.72
Reserve Fund Requirement		10,873,303.78
Reserve Fund Supplemental Requirement/(Excess)		(385,028.06)

Distribution per $1,000	Total
Distribution Amount	31.5837781

Interest Distribution Amount	2.3636721
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	29.2201060

Distribution per $1,000	Class A-1
Distribution Amount	71.4328465

Interest Distribution Amount	0.1705939
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	71.2622526

Distribution per $1,000	Class A-2
Distribution Amount	59.5055998

Interest Distribution Amount	2.7083333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	56.7972664

Distribution per $1,000	Class A-3
Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	22.1162644

Interest Distribution Amount	3.1666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	18.9495978

Servicing Fee	Total
Amount of Servicing Fee Paid	552,558.07
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	332	4,941,271.97
Past Due 61-90 days	79	1,302,505.81
Past Due 91 + days	25	346,037.72

Total	436	6,589,815.50